UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 16, 2016

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 GSK Drive, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 16, 2016, the Compensation Committee of the Board of Directors of Calgon Carbon Corporation (“Calgon Carbon” or the “Company”) amended the Form of Restricted Performance Stock Unit Agreement (the “Performance Unit Agreement”) to be used for future grants of performance awards made under the Company’s 2008 Equity Incentive Plan, as amended from time to time (the “Plan”). The full text of the Performance Unit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference.

A Performance Share Award (an “Award”) provides for the issuance of shares of Company common stock (the “Performance Shares”) at a future date in the event the Company achieves pre-established goals established by the Compensation Committee at the time of granting any Award.  Each Performance Share Award is comprised of two performance goals: (i) relating total shareholder return (“TSR”), defined as the share price appreciation of the Company’s common stock plus any dividends accrued during the performance period, as compared to the collective total shareholder return of a peer group of companies; and (ii) relating to corporate return on capital (“ROC”), defined as operating profit after tax divided by the average capital employed.

Performance Shares earned under an Award are to be issued on or before March 15th of the year following the end of the performance period and upon the determination by the Compensation Committee that the performance goals have been achieved and the level of such achievement. Unless otherwise determined by the Compensation Committee, all outstanding Awards are immediately forfeited if an Award recipient’s employment is terminated for any reason, other than death, retirement or disability, in which case outstanding Awards may be paid on a prorated basis.

The Performance Unit Agreement was amended to include dividend equivalent rights pertaining to future Awards.  The dividend equivalents will accrue for dividends declared following the grant date of the Award.  Further, accrued dividend equivalents will be payable in cash and only in the event that Performance Shares are actually issued pursuant to the Award following the achievement of the previously established performance goals.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.  The following exhibit is being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description

10.1	Form of Restricted Performance Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: February 18, 2016	/s/ Chad Whalen

(Signature)
Chad Whalen
Senior Vice President, General Counsel and Secretary